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                                                                   EXHIBIT 10.1

                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT

        This Amended and Restated Consulting Agreement is made and entered into this 1st day of March, 1998, by and between DEPOTECH CORPORATION, a California corporation, having its principal place of business at 10450 Science Center Drive, San Diego, California 92121 ("Company"), and STEPHEN B. HOWELL, M.D., an individual, residing at 13612 Nogales Drive, Del Mar, California 92014 ("Consultant").

        WHEREAS, Company desires to retain Consultant to perform certain services, and Consultant is agreeable to doing so; and

        WHEREAS, Company and Consultant desire to amend and restate certain provisions of that certain Consulting Agreement dated as of November 1, 1993, as previously amended pursuant to Amendment No. 1 to Consulting Agreement dated May 25, 1995 (the "Prior Agreement").

        NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions set forth below, the parties agree as follows:

        1. Services; Fees. Consultant hereby is retained as an independent contractor to provide consulting services described in Exhibit A hereto. Consultant shall receive consulting fees for such services and reimbursement for expenses as set forth in Exhibit A hereto. Such consulting services shall be performed as requested from time to time by Company's executive officers.

        2. Term. The initial term of this Agreement shall commence on November 1, 1997 and continue through October 31, 1999. Consultant's services shall be rendered as requested by Company and in a manner satisfactory to Company. This Agreement shall be cancelable by either party upon the giving of thirty (30) days prior written notice; provided, in the event that the Company terminates this Agreement prior to its term, Consultant shall continue to receive consulting fees and reimbursement for expenses as set forth in Exhibit A hereto for a period equal to the greater of (a) twelve (12) months from the date of termination or (b) through October 31, 1999.

        3. Manner of Performance. Consultant represents that Consultant has the requisite expertise, ability and legal right to render the consulting services, and will perform the consulting services in an efficient manner and in accordance with the terms of this Agreement. Consultant will abide by all laws, rules and regulations that apply to the performance of the consulting services and when on Company premises, will comply with Company's policies with respect to conduct of visitors.


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        4.     Confidentiality.

               (a) Consultant recognizes that in performing services under this Agreement he will have contact with information of substantial value to Company, which is not generally known and which gives Company an advantage over its competitors who do not know or use it, including but not limited to improvements to the DepoFoam Technology, techniques, drawings, processes, inventions, developments, sales and customer information, and business and financial information, relating to the business, products, practices or techniques of Company and of any other corporation or entity that may be a party to a particular transaction with the Company (hereinafter referred to as "Confidential Information"). Confidential Information shall also include information belonging to a third party which Company is obligated to keep confidential from others. Consultant agrees, at all times, to regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of such Confidential Information and from using it except on behalf of Company, without prior written consent of Company. Consultant further agrees, at all times, to refrain from any other acts or omissions that would reduce the value of such Confidential Information to Company.

               (b) Upon termination of this Agreement, Consultant agrees to promptly surrender to Company all documents or items which are the property of Company or which contain or comprise such Confidential Information.

               (c) Consultant's duties of confidence to Company and other duties pursuant to this Agreement, shall survive the termination of this Agreement for any reason.

        5. Reports. Any reports, specifications or other materials prepared by Consultant for the purpose of or pursuant to this Agreement shall be the property of Company exclusively and shall be maintained in confidence by Consultant.

        6.     Inventions.

               (a) Consultant agrees to promptly and fully disclose in writing to Company any invention, discovery, development, improvement, method or product, know-how and data, whether or not patentable, which are made, conceived or reduced to practice by Consultant during the term of this Agreement that result from any work performed by Consultant for Company pursuant to this Agreement.

               (b) Consultant agrees that such inventions shall be the sole property of Company and agrees to assign and hereby assigns to Company such inventions.

        7. Independent Contractor. Consultant's relationship with Company is and shall be that of an independent contractor, and neither party is authorized to nor shall act as the agent of the other. Consultant agrees that he will be solely responsible for the payment of all taxes relating to the compensation paid pursuant to this Agreement.

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        8. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address for such party set forth in the introductory paragraph above, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        9. Remedies. Consultant acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, Company shall have the right to obtain injunctive relief.

        10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to other relief to which such party may be entitled.

        11. Successors and Assigns. This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

        12. Amendment and Modification. No amendment, modification or supplement of this Agreement shall be binding unless executed in writing and signed by all of the parties hereto.

        13. Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the matters contained herein. This Agreement shall supersede any and all previous and existing Consulting Agreements between Company and Consultant. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.




                        [Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                            DEPOTECH CORPORATION, a California
                                            corporation



                                            By:     /s/ John P. Longenecker
                                                --------------------------------
                                            Title:    President and Chief
                                                       Operating Officer
                                                  ------------------------------

                                            CONSULTANT



                                            By: /s/ STEPHEN B. HOWELL
                                                --------------------------------
                                                STEPHEN B. HOWELL, M.D.
                                                Social Security No.: ###-##-####



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                                    EXHIBIT A

Scope of Services of Consultant:

        The scope of consulting work contemplated by this Agreement shall be as follows:

The Consultant shall act as "Senior Medical Advisor" to the Board of Directors and management team of the Company, including: (i) input to and review of the Company's product portfolio in terms of new product ideas, strategic balance, medical applications and product positioning; (ii) review and opinion on new drug delivery technologies; (iii) identification and evaluation of new molecular entities as candidates for formulation and DepoFoam(TM) or new drug delivery technologies being developed or considered by DepoTech; (iv) access and introductions as the need may arise to Consultant's personal contacts (subject to Consultant's agreement on a case-by-case basis) in the medical, scientific and business communities; and (v) membership on the Company's Strategy Committee.

Consulting Fees:

        Consultant shall be compensated as follows:

At the rate of $40,000.00 per year, assuming contribution of at least 25 days but no more than 35 days per year, excluding travel time, to be billed no less frequently than monthly. The fee shall be paid to Consultant.

Compensation payable pursuant to this Agreement will be reviewed annually by the Compensation Committee of the Board of Directors on the basis of fairness and comparability to the officers of the Company taking into account the pro-rata share of Consultant's time actually spent in consulting to DepoTech.

Reimbursement of Expenses:

        Consultant shall be reimbursed for reasonable expenses on approval of the CEO.



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